SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                           GREENMAN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                 _______________________________

4)   Proposed maximum aggregate value of transaction: __________________________

5)   Total fee paid: ___________________________________________________________

|_|  Fee paid previously with preliminary materials: ___________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS
                            To Be Held March 29, 2007

To Our Stockholders:

      The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc. (together with its subsidiaries, "we", "us" or "our"), a Delaware corporation, will be held on Thursday, March 29, 2007, at 11:00 A.M at the Fairfield Inn, 14350 Nicollet Court, Burnsville, Minnesota, 55306 for the following purposes:

1.    To elect five members of our Board of Directors.

2. To consider and act upon a proposal to ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2007.

3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on February 9, 2007 are entitled to notice of and to vote at the Meeting.

      All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                        By Order of the Board of Directors


                                        LYLE JENSEN
                                        Chief Executive Officer
February 27, 2007


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378

                                 PROXY STATEMENT

                                                               February 27, 2007

      Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors (the "Board of Directors") at our expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 11:00 AM on March 29, 2007 at the Fairfield Inn, 14350 Nicollet Court, Burnsville, Minnesota, 55306.

      Only stockholders of record as of February 9, 2007 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 21,525,680 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

      Execution of a proxy will not in any way affect a stockholders' right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition, the stockholders will consider and vote upon a proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to such matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

      The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      Our Annual Report, containing financial statements for fiscal year ended September 30, 2006 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about February 27, 2007.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of February 9, 2007:

      o by each person (including any "group" as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock;

      o     by each of our directors and officers; and

      o     by all of our directors and officers as a group.

      Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of February 9, 2007, 21,525,680 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors

                                                               Number of Shares               Percentage
                        Name (1)                             Beneficially Owned (2)          of Class (2)
                        --------                             ----------------------          ------------
Dr. Allen Kahn (3).................................               4,507,602                      20.77%
Maurice E. Needham (4).............................               2,401,204                      10.63%
Charles E. Coppa (5)...............................                 752,928                       3.44%
Nicholas DeBenedictis (6)..........................                 711,306                       3.30%
Lyle Jensen (7)....................................                 568,022                       2.63%
Lew F. Boyd (8)....................................                 401,072                       1.85%

All officers and directors
as a group (6 persons).............................               9,342,134                      40.09%

Security Ownership of Certain Beneficial Owners

                                                               Number of Shares               Percentage
                        Name (1)                               Beneficially Owned              of Class
                        --------                               ------------------              --------
Robert H. Davis (9) ...............................                 703,700                     3.27%
Laurus Master Fund, Ltd. (10)......................               1,074,131                     4.99%

----------
(1) Except as noted, each person's address is care of GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota, 55378.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes 181,033 shares of common stock issuable pursuant to immediately exercisable stock options and warrants.
(4) Includes 1,072,865 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Also includes 59,556 shares of common stock owned by Mr. Needham's wife.
(5) Includes 366,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(6)   Includes 350,000 shares of common stock owned by Mr. DeBenedictis's wife.
(7) Includes 33,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(8) Includes 124,894 shares of common stock issuable pursuant to immediately exercisable stock options.
(9)   Mr. Davis's address is 1501 W. Gladstone Street, Azusa, California, 91702.
(10) Laurus Master Fund, Ltd. holds warrants to purchase up to 6,000,000 shares of common stock that are exercisable (subject to the following sentence) at an exercise price of $.01 per share. The warrants are not exercisable, however, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrant would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrant on 61 days' prior notice to us, or without notice if we are in default under our credit facility. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,074,131shares of our common stock issuable pursuant to underlying warrant. Laurus's address is 825 Third Avenue, 14th Floor, New York, New York 10022.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Pursuant to Proposal No. 1, the five nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

      Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

      The following information is set forth with respect to each nominee for election as a director.

                                                                                            Year Term
Nominee's Name                         Position(s) Held                                    Will Expire
--------------                         ----------------                                    -----------

Maurice E. Needham.................    Chairman of the Board                                  2008
Lyle Jensen........................    Chief Executive Officer, President and Director        2008
Dr. Allen Kahn.....................    Director                                               2008
Lew F. Boyd........................    Director                                               2008
Nicholas DeBenedicitis ............    Director                                               2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth all of the candidates for election of directors at the Meeting, and our executive officers, their ages, and the positions held by each such person within our company.

      Our directors, nominees and executive officers are as follows:

      Name                                Age                Position
                                          ---                --------
      Maurice E. Needham .............    66        Chairman of the Board of Directors
      Lyle Jensen.....................    56        Chief Executive Officer; President; Director
      Charles E. Coppa ...............    43        Chief Financial Officer; Treasurer; Secretary
      Dr. Allen Kahn..................    86        Director
      Lew F. Boyd ....................    61        Director
      Nicholas DeBenedictis...........    47        Director

      Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the Board of Directors. During fiscal 2006, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended. In addition, during fiscal 2006, the Compensation Committee agreed to discontinue future option grants made to outside directors pursuant the Non-Employee Director Stock Option Plan.

      We have established an Audit Committee consisting of Messrs. DeBenedictis (Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair), Needham and DeBenedictis. Our Board of Directors has determined that Mr. DeBenedicits is an "audit committee financial expert" within the meaning given that term by Item 401(e) of Regulation S-B and that Mr. DeBenedictis is "independent" within the meaning given to that term by Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. On April 12, 2006 Mr. Jensen resigned as Chair of the Audit Committee and as a member of the Compensation Committee and Mr. DeBenedictis became Chair of the Audit Committee and joined the Compensation Committee.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer from 1999 to 2003. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket leader of fluid maintenance equipment. Prior to that he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

      ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.).

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      NICHOLAS DEBENEDICTIS has been a Director since September 2005. Mr. DeBenedictis has been an independent investment advisor for the past nine years and has over 16 years of experience in the financial markets and securities business including positions with E.W. Smith Securities, Smith Barney, and Janney Montgomery Scott.

Code of Ethics

      On May 28, 2004, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Meetings

      Our Board of Directors met eight times, in person or by telephone during the fiscal year ended September 30, 2006. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2006.

Committees of the Board of Directors

      Our Board of Directors has established an Audit Committee and a Compensation Committee.

      Audit Committee: The Audit Committee of the Board of Directors acts to:
(i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2006. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

      The Audit Committee adopted a written charter governing its actions on June 1, 2000. The three members of the Audit Committee are "independent" within the definition of that term as provided by Section 121(A) of the listing standards of the American Stock Exchange.

                          Report of the Audit Committee

      The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations, cash flows and stockholders' deficit for the fiscal years ended September 30, 2006 and 2005 with management. The Audit Committee has discussed with Wolf & Company, P.C., our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61.

      The Audit Committee has also received and reviewed written disclosures and the letter from Wolf & Company, P.C. required by Independent Standards Board No. 1 and has discussed with Wolf & Company, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

      Nicholas DeBenedictis (Chairman)      Lew Boyd       Dr. Allen Kahn


      Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers. The Compensation Committee met eight times during the fiscal year ended September 30, 2006. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period.

      Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and do, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See "Advance Notice Procedures" below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2007. When adopted, the charter will be posted on our corporate website.

      Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, MN 55378. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2006, 2005 and 2004, to our Chief Executive Officer, Former Chief Executive Officer and our Chief Financial Officer. We did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                                                               Compensation
                                           Annual Compensation                                  Securities
                                           -------------------               Other Annual       Underlying        All Other
Name and Principal Position      Fiscal Year      Salary      Bonus        Compensation (1)     Options (2)    Compensation (3)
---------------------------      -----------      ------      -----        ----------------    -----------     ----------------
Lyle Jensen ................        2006        $ 81,250     $43,000         $ 6,683             500,000         $     --
Chief Executive Officer

Robert H. Davis ............        2006        $134,167     $    --         $13,186                  --         $102,252
Chief Executive Officer             2005         230,000          --          23,802                  --               --
(Resigned April 12, 2006)           2004         230,000          --          21,468                  --               --

Charles E. Coppa ...........        2006        $145,000     $48,000         $ 8,396             137,000         $     --
Chief Financial Officer             2005         130,000          --           8,396                  --               --
                                    2004         130,000          --          22,906              60,000               --

(1) Represents payments made to or on behalf of Messrs. Jensen, Davis and Coppa for health, life and disability insurance and auto allowances.
(2) The fiscal 2006 grants represent options granted to Mr. Jensen in April 2006 and Mr. Coppa in June 2006. The fiscal 2004 grant represents options granted to Mr. Coppa in August 2004 and were subsequently cancelled in March 2005.
(3) The other compensation paid to Mr. Davis represents seven months of severance payments made pursuant to an agreement underwhich Mr. Davis receives twelve months salary and health insurance reimbursement commencing May 2006 and ending April 2007.

Options/SAR Grants Table

      The following table sets forth each grant of stock options made during the year ended September 30, 2006 held by the executives named in the Summary Compensation Table above.

OPTION GRANTS IN LAST FISCAL YEAR

                                                         % of Total Options              Market Price
                                  Number of Securities         Granted        Exercise      On Date
                                       Underlying         to Employees in       Price      of Grant      Expiration
             Name                   Options Granted        the Fiscal Year    Per Share    Per Share        Date
             ----                   ---------------        ---------------    ---------    ---------        ----

Lyle Jensen.................            500,000                 53.8%             $0.28      $0.28          4/12/16

Robert H. Davis.............                 --                   --                 --         --               --

Charles E. Coppa............            137,000                 14.8%             $0.36      $0.36           6/5/16

      Options granted have a ten year term and vest at an annual rate of 20% over a five-year period from the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

The following table sets forth information concerning the value of unexercised options as of September 30, 2006 held by the executives named in the Summary Compensation Table above.

                                     Shares                          Number of Securities             Value of Unexercised
                                    Acquired        Value          Underlying Unexercised             In-the-Money Options
                                 on Exercise (1)   Realized   Options at September 30, 2006 (2)      at September 30, 2006
                                 ---------------   --------   ---------------------------------      ---------------------
Name                                                            Exercisable      Unexercisable    Exercisable  Unexercisable
----                                                            -----------      -------------    -----------  -------------
Lyle Jensen.................           --            $ --          28,000           505,500          $   --       $   --

Robert H. Davis ............           --              --              --                --          $   --       $   --

Charles E. Coppa ...........           --              --         366,000           138,500          $   --       $   --

(1) There were no options exercised during the fiscal year ended September 30, 2006.
(2) The options granted to the executive officers became exercisable commencing February 20, 2003 in the case of Mr. Jensen and December 30, 1997 in the case of Mr. Coppa. In the case of Mr. Jensen, 6,000 options granted under the 1996 Non-Employee Director plan vested immediately upon grant and have a term of 10 years. All other options including those granted to Mr. Coppa vest at an annual rate of 20% and have a 10 year term.

Employment Agreements

      On April 12, 2006, we entered into a five-year employment agreement with Mr. Jensen pursuant to which Mr. Jensen will receive a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days' prior notice. The agreement provides for payment of twelve months' salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen's base salary will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen also received a relocation allowance of $23,603 and receives a car allowance of $600 per month. Mr. Jensen has been granted a qualified option under our 2005 Stock Option Plan to purchase 500,000 shares of our common stock with an exercise price of $.28 per share. The options vest at an annual rate of 20% over a five year period from date of grant and have a ten year term.

      The agreement also provides for Mr. Jensen to be eligible to receive incentive compensation based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization ("EBITDA") as a percentage of our revenue, as follows:

                         EBITDA as
                        % of Revenue                Performance Incentive
                        ------------                ---------------------
Base:                  10.0 % or Less         None
Level I:               10.1% - 12.0%          10% of EBITDA dollars above Base
Level II:              12.1% - 15.0%          12% of EBITDA dollars above Base
Level III:                > 15.0%             15% of EBITDA dollars above Base

      In fiscal 2006, Mr. Jensen received an incentive bonus of $43,000 based on our performance from his date of hire to the fiscal year-end. In addition, Mr. Jensen will be eligible to be awarded qualified options to purchase up to 100,000 additional shares of common stock annually, with the actual amounts contingent on achieving certain levels of EBITDA performance. The right to exercise all options will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of our assets or common stock are sold to or merged with a third party or third parties. In addition, upon signing of his employment agreement, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 which was the closing bid price of our common stock on the date the agreement was executed.

      In April 1999, we entered into a three-year employment agreement with Mr. Davis pursuant to which Mr. Davis received a salary of $230,000 per annum. The agreement automatically renewed for three additional years upon each anniversary, unless notice of non-renewal is given by either party, and provided for payment of twelve months salary as a severance payment for termination without cause. The agreement also provided for Mr. Davis to receive incentive compensation based on the following certain financial performance measures. No bonus was payable for fiscal 2006, 2005 or 2004. On April 12, 2006, the Board of Directors accepted Mr. Davis's resignation as President, Chief Executive Officer and a member of the Board of Directors. Pursuant to the terms of his employment agreement, Mr. Davis is to receive severance of 12 months salary plus benefits starting May 1, 2006 (valued at $260,000) plus all accrued and unpaid vacation (valued at $40,000).

      In June 1999, we entered into a two-year employment agreement with Mr. Coppa pursuant to which Mr. Coppa received a salary of $130,000 per annum. In July 2006, the Compensation Committee agreed to increase Mr. Coppa's base salary to $150,000. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. During fiscal 2006, the Compensation Committee agreed to grant him a one-time $48,000 bonus. Mr. Coppa used $20,000 (net of taxes) of his bonus to purchase 50,000 shares of unregistered common stock from the company. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

      In June 2003, we entered into a three-year employment agreement with Mr. Needham pursuant to which Mr. Needham receives a salary of $90,000 per annum. In July 2006, Mr. Needham agreed to a 30% reduction in his base salary in recognition of on going efforts to reduce corporate overhead. The agreement automatically renews for three additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

Stock Option Plans

      Our 1993 Stock Option Plan (the "2003 Plan") was established to provide options to purchase shares of common stock to our employees, officers, directors and consultants. In March 2001, our stockholders approved an increase to the number of shares authorized under the 1993 Plan to 3,000,000 shares. The 1993 Plan expired on June 10, 2004.

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option Plan (the "2005 Plan"), which was subsequently approved by our stockholders on June 16, 2005. The 2005 Plan replaced the 1993 Plan. In April 2004, our Board adopted a replacement stock option plan (the "2004 Plan") but did not submit it for ratification by our stockholders. The 2004 Plan was terminated by our Board on March 18, 2005, and all options granted under that plan have been terminated. Options granted under the 2005 Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options.

      Incentive stock options may be granted under the 2005 Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to our employees, directors and consultants. The 2005 Plan is administered by our Board of Directors, which has the authority to determine:

      o     the persons to whom options will be granted;

      o     the number of shares to be covered by each option;

      o whether the options granted are intended to be incentive stock options;

      o     the manner of exercise; and

      o     the time, manner and form of payment upon exercise of an option.

      Incentive stock options granted under the 2005 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or less than 110% of fair market value in the case of persons holding 10% or more of our voting stock). Non-qualified stock options may be granted at an exercise price established by our Board which may not be less than 85% of fair market value of our shares on the date of grant. Current tax laws adversely impact recipients of non-qualified stock options granted at less than fair market value, however, we do not expect to make such grants. Incentive stock options granted under the 2005 Plan must expire no more than ten years from the date of grant, and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

      As of September 30, 2006, there were 1,032,356 options granted and outstanding under the 1993 Plan of which 1,022,356 options were exercisable at prices ranging from $0.38 to $1.80. During the year ended September 30, 2006, 929,000 options were granted under the 2005 Plan at prices ranging from $.28 to $.36. No options were granted under the 2005 Plan during the fiscal year ended September 30, 2005.

Non-Employee Director Stock Option Plan

      Our 1996 Non-Employee Director Stock Option Plan is intended to promote our interests by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of our Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under Non-Employee Director Stock Option Plan.

      Each person who was a member of the Board of Directors on January 24, 1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant. During fiscal 2006, the Compensation Committee agreed to discontinue future option grants made under the Non-Employee Director Stock Option Plan.

      As of September 30, 2006, options to purchase 38,000 shares of our common stock have been granted under the 1996 Non-Employee Director Stock Option Plan, of which 28,000 are outstanding and exercisable at prices ranging from $0.38 to $1.95.

Employee Benefit Plan

      In August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. We did not make any discretionary contributions to the 401(k) plan during the fiscal years ended September 30, 2006 and 2005.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To the best of management's knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

      Effective February 12, 2007, our Board of Directors has selected the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2007. Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. based in Minneapolis, Minnesota has assisted our former auditor, Wolf & Company, P.C. in our annual audit during the past eight years. Given the relocation of corporate headquarters from Massachusetts to Minnesota during fiscal 2006, our Board deemed it appropriate to select a local firm to serve as our auditor commencing fiscal 2007.

      The report of Wolf & Company, P.C. on our financial statements for the fiscal year ended September 30, 2005 (but not the fiscal year ended September 30, 2006) indicated a substantial doubt about our ability to continue as a going concern. Except for this "going concern" qualification, Wolf & Company, P.C.'s reports with respect to our last two fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim period we had no disagreements with Wolf & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wolf & Company, P.C. would have caused Wolf & Company, P.C. to make reference to the matter in its report.

      As indicated, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. has assisted Wolf & Company, P.C. in our annual audits during the past eight years. During the two most recent fiscal years, and any subsequent interim period prior to engaging Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., however, neither we (nor anyone on our behalf) consulted Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

      We have furnished the disclosure set forth above to Wolf & Company, P.C.. Wolf & Company, P.C. has indicated that it believes such disclosure to be correct and complete.

      Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws. A representative of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. It is not currently expected that any representative Wolf & Company, P.C. will be present at the Meeting. If the stockholders do not ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2007, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER, LTD. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Audit Fees. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2006 and (2) the review of the financial statements included our company's Form 10-QSB filings for fiscal 2006 were $204,820. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2005 and (2) the review of the financial statements included in our Form 10-QSB filings for fiscal 2005 were $220,000.

      Audit-Related Fees. The aggregate fees billed in fiscal 2006 and 2005 for assurance and related services rendered by Wolf & Company, P.C. that are reasonably related to the performance of the audit or review of our financial statements, were $4,300 and $6,600, respectively. Services rendered in this category consisted of (i) financial accounting and reporting consultations, and
(ii) participation in board and audit committee meetings and (iii) assurance services on specific transactions.

      Tax Fees. The aggregate fees billed in fiscal 2006 and 2005 for professional services rendered by Wolf & Company, P.C. for tax compliance, tax advice and tax planning were $26,975 and $27,750, respectively.

      All Other Fees. There were no fees billed in fiscal 2006 and 2005 for products and services provided by Wolf & Company, P.C., other than services reported above.

      Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations, and (2) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company's stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

      During fiscal 2006, all of the non-audit services provided by Wolf & Company, P.C. were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

                          TRANSACTION OF OTHER BUSINESS

      Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                            ADVANCE NOTICE PROCEDURES

      Under our By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 12489 Wyoming Avenue South, Savage, Minnesota, 55378.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than October 12, 2007. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

     The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

                      INFORMATION INCORPORATED BY REFERENCE

     Our Annual Report, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the year ended September 30, 2006 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and is incorporated herein by this reference.